UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware Delaware California (States or other jurisdictions of incorporation)	333-135646-12 001-12381 333-135646-11 (Commission File Numbers)	20-4192917 22-3463939 59-2740308 (IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03               Bankruptcy or Receivership.

On October 18, 2008, Linens ’n Things Canada Corp. (“Linens Canada”), the indirect Canadian operating subsidiary of Linens Holding Co. (“Holding”), filed for protection under the Canadian Bankruptcy and Insolvency Act.

On October 23, 2008, the Ontario Superior Court of Justice (the “Canadian Court”)issued an order appointing RSM Richter Inc. as Interim Receiver and Receiver over Linens Canada and certain affiliated Canadian entities.  The Canadian Court also approved an agreement for the liquidation of Linens Canada’s inventory at Linens Canada’s 40 locations.  The agreement was contemplated in the previously disclosed Agency Agreement, dated as of October 15, 2008, entered into by and between Holding, Linens Canada, and Holding’s other indirect wholly owned Canadian subsidiaries and a joint venture comprised of Gordon Brothers Retail Partners, LLC, Hilco Merchant Resources, LLC, SB Capital Group, LLC, Tiger Capital Group, LLC, Hudson Capital Partners, LLC, and Great American Group, LLC (collectively, the “Agent”).  The Canadian agreement is between Linens Canada and the Agent and/or certain affiliated Canadian entities of the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2008

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

By:	/s/ Scott M. Hurd
Scott M. Hurd
Vice President and Chief Financial Officer